Exhibit 10.8

AIRPLANE INTERCHANGE AGREEMENT

            This Airplane Interchange Agreement (the “Interchange Agreement”), made and executed on the ____30th____ day of August, 2013, by and between Murphy Oil USA, Inc. (“MOUSA”) and MURPHY OIL CORPORATION (“Murphy”) (when using or having used the other party’s aircraft MOUSA and Murphy shall be referred to as “Lessee”, when providing or having provided its aircraft to the other party MOUSA and Murphy shall be referred to as “Lessor”).

WITNESSETH:

1.  MOUSA is a Delaware corporation with offices at 422 North Washington Avenue, El Dorado, Arkansas 71730.

2.  Murphy is a Delaware corporation, with offices at 200 East Peach Street, El Dorado, Arkansas 71730.

3.  MOUSA is the sole owner of civil aircraft number N370M known as a Citation C560XL based at El Dorado, Arkansas (“the MOUSA Aircraft”).

4.  Murphy is the sole owner of civil aircraft numbers N350M known as a Falcon 2000,  N360M known as a Falcon 2000 EX, and N115WZ known as a Cessna Sovereign all of which are based at El Dorado, Arkansas (each aircraft individually known as “Murphy’s Aircraft”).

5.  MOUSA is desirous of using Murphy’s Aircraft, from time to time, in exchange for usage by Murphy of the MOUSA Aircraft, and Murphy is desirous of using the MOUSA Aircraft, from time to time in exchange for usage by MOUSA of Murphy’s Aircraft.

               NOW THEREFORE, the parties hereto, for consideration hereinafter named, and other good and valuable consideration, hereby agree that:

1.	The parties agree to interchange the identified aircraft as provided for in Federal Aviation Regulation (“FAR”) Sections 91.501 (b) (6) and 91.501 (c)

(2).

a.

MOUSA agrees to lease the MOUSA Aircraft to Murphy as required by Murphy upon adequate notice to CHIEF PILOT, or in his absence John Moore, so long as MOUSA Aircraft is not otherwise being used by MOUSA, and in consideration therefore agrees to lease Murphy’s Aircraft with flight crew for an equal number of hours of usage when needed.

b.

Murphy agrees to lease Murphy’s Aircraft to MOUSA as required by MOUSA upon adequate notice to B. Scott Cowling, or in his absence, Kelli M. Hammock, so long as Murphy’s Aircraft is not otherwise being used by Murphy, and in consideration therefore agrees to lease MOUSA’s Aircraft and flight crew for an equal number of hours of usage when needed.

c.

Murphy agrees and understands that for every and each time that Murphy uses the MOUSA Aircraft under this Interchange Agreement, the scheduling, usage and operation of said civil aircraft will be under the supervision and operational control of MOUSA.

d.

MOUSA agrees and understands that for every and each time that MOUSA uses Murphy’s Aircraft under this Interchange Agreement, the scheduling, usage and operation of said civil aircraft will be under the supervision and operational control of Murphy.

2.

If at the annual anniversary date of the Interchange Agreement, one party has used the other party’s aircraft in excess of the number of hours that the other party has used the former’s aircraft, the party with excess hourly usage shall not be permitted to lease the other party’s aircraft under this Interchange Agreement until the excess usage is reduced to zero, or such other figure as may be mutually agreed by the parties.

3.

Each party warrants and covenants that it will use the other party’s aircraft for and on account of its own business only, and will not use such aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire except as may be authorized in Section 91.501 (b) of the FARs and any amendments thereto.

4.	Each party represents that it has the lawful right to lease its aircraft to the other party in accordance with the terms hereof, and to enter into this Interchange Agreement.

5.	Lessor shall be responsible for furnishing a fully-qualified flight crew with its aircraft and shall retain operational control of its aircraft.

6.

Each party specifically agrees that the flight crew of an aircraft leased pursuant to this Interchange Agreement, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action, which in the reasoned judgment of the pilot-in-command is necessitated by considerations of safety.  No such action of the pilot-in-command shall create or support any liability for loss, injury, damage or delay to either party or any other person. The parties further agree that neither party shall be liable for delay or failure to furnish or return an aircraft or flight crew pursuant to this Interchange Agreement when such failure is caused by governmental regulation or authority, mechanical difficulty, war, commotion, strikes or labor disputes, weather conditions, acts of God or any other circumstance beyond the reasonable control of such party.

7.

Each party will pay all taxes, assessments, and charges imposed by any national state, municipal, or other public or airport authority on its aircraft except that Lessee when using an aircraft under this Interchange Agreement shall pay user fees or taxes imposed as a direct result of that aircraft’s use by Lessee.

8.

Each party agrees to maintain and keep its aircraft and all components in good order and repair, in accordance with the requirements of the Federal Aviation Administration or any other governmental authority having jurisdiction, to immediately comply with all Airworthiness Directives and mandatory Service Bulletins, and to replace or repair components, equipment, instruments, or accessories which may be worn out, lost, destroyed, confiscated, or otherwise rendered unsatisfactory or unavailable for use in or on its aircraft.

9.

At its own expense, each party agrees to keep its aircraft insured, with companies of nationally recognized responsibility and standing reasonably acceptable to the other party, for such amounts and against such hazards as the parties may together require, including, but not limited to, hull damage and liability for personal injuries, death or property damage, arising from or in any manner occasioned by the acts or negligence of Lessor or others in custody, operation or use of the aircraft, with losses under the hull damage policies payable to the Lessor or owner of the aircraft. Each party agrees to name the other party as an additional insured on said policy have its policy endorsed to waive underwriter’s right of subrogation against the other party. Each party agrees to deliver insurance certificates confirming the insurance coverage required hereunder.

10.

Each party agrees that if it shall fail to use, preserve, and maintain its aircraft, discharge all taxes, liens, or charges, pay all costs and expenses, or procure and maintain insurance, in the manner above provided, the other party, at its option, may do so, and charge the non-paying party all such advances incurred by the paying party.

11.

Each party agrees to use the other party’s aircraft only for the purposes and in the manner set forth in any application for insurance executed in connection with such aircraft, to abide by and conform to, and cause others to abide by and conform to, all federal, state and municipal laws, rules and regulations, controlling or in any way affecting the operation, use, or occupancy of the aircraft or the use of any airport premises by the aircraft and to conform all operations within the restrictions and limitations of the manufacturer.

12.

Each party agrees (i) to use the other party’s aircraft in a careful manner so as not to diminish its value or appearance other than through ordinary wear and tear, and (ii) not to sell, or attempt to sell, or assign or dispose of the other party’s aircraft, or of any interest therein, or in any part thereof, or equipment necessary thereto, or suffer or permit any charge, lien or encumbrance of any nature upon the other party’s aircraft, or any part thereof, or lend or rent the same, or remove or permit the other party’s aircraft to be removed from its designated home airport without the owner’s prior consent.

13.

Each party agrees that upon termination of its utilization of the other party’s aircraft hereunder, said aircraft shall be returned to the Lessor thereof in the same or as good condition as when received, normal wear and tear excepted and damages caused or arising out of the negligence or willful misconduct of the operating Lessor excepted.

14.

Lessor assumes liability for, and shall indemnify, protect, save and keep harmless Lessee and its agents, servants, successors and assigns (an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including legal expenses, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of Lessor’s operations of its aircraft pursuant to this Interchange Agreement; provided, however, that Lessor shall not be required to indemnify any Indemnitee for loss or liability resulting solely from the willful misconduct or negligence of such Indemnitee. The provisions of this Section shall survive the expiration or earlier termination of this Interchange Agreement.

15.

All risks of loss or damage to an aircraft leased pursuant to this Interchange Agreement, from whatever cause (except for acts of willful misconduct or negligence of Lessee or its officers, agent, servants or employees), are hereby assumed by Lessor. If the aircraft is damaged, and is capable of being repaired, the Lessor shall have the option (subject to the insurer’s rights under any relevant insurance policy) of either repairing or replacing its aircraft or terminating this Interchange Agreement.

16.	The parties to this Interchange Agreement agree and covenant that this Interchange Agreement or any interest herein may not be assigned without the written consent of the other party.

17.

The term of this Interchange Agreement is from month to month unless and until cancelled by either party upon 30 days written notice to the other. It is agreed and understood, by and between the parties, that this is an interchange agreement for equal aircraft time, when needed, under the Interchange Agreement provisions of Part 91, Subpart F (Sections 91.501 (b) (6) and (c) (2)) of the FARs, and time of utilization is to be measured in aircraft flight hours as opposed to a calendar time period.

18.	This Interchange Agreement shall be construed in accordance with and governed by the laws of the State of Arkansas.

19.

All notices and other communications under this Interchange Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by delivery in person, by telefax (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

If to MOUSA:                        Murphy Oil USA, Inc.

                                                422 North Washington Avenue

                                                El Dorado, AR  71730

                                                Attn: John Moore

                                                Telephone: (870) 875-7517

                                                Telefax: (870) 862-5299

If to Murphy:                        Murphy Oil Corporation

                                                200 East Peach St (71730)

                                                P.O. Box 7000

                                                El Dorado, AR 71731-7000

                                                Attn: Kelli M. Hammock

                                                Telephone: (870) 864-6286

                                                Telefax: (870) 864-6231

or to such other person or address as either party shall from time to time designate by writing to the other party.

20.	If any provision of this Interchange Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

21.

This Interchange Agreement constitutes the entire agreement, both written and oral, among the parties and their respective representatives with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder not expressly granted thereto. This Interchange Agreement shall not be amended or modified unless in writing duly signed by the parties.

22.	This Interchange Agreement may be executed in counterparts, each of which shall be deemed an original, but all counterparts shall constitute one instrument.

23.	TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FARS :

a.

MOUSA HEREBY CERTIFIES THAT THE MOUSA AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS INTERCHANGE AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

b.

MURPHY HEREBY CERTIFIES THAT MURPHY’S AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS INTERCHANGE AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

c.

MOUSA, WHOSE ADDRESS AND AUTHORIZED SIGNATURE APPEAR BELOW, AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE MOUSA AIRCRAFT IS OPERATED UNDER THIS INTERCHANGE AGREEMENT, CHM/PRUET SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THAT AIRCRAFT.

BY:  /s/ Craig Smart

NAME:            Craig Smart

TITLE:            Chief Pilot

ADDRESS:            422 North Washington Avenue

                        El Dorado, AR  71730

d.

MURPHY, WHOSE ADDRESS AND AUTHORIZED SIGNATURE APPEAR BELOW, AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE CHM/PRUET AIRCRAFT IS OPERATED UNDER THIS INTERCHANGE AGREEMENT, CHM/PRUET SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THAT AIRCRAFT.

BY:     /s/ B. Scott Cowling

NAME:            B. Scott Cowling

TITLE:            Aviation Manager

ADDRESS:            200 East Peach Street (71730)

P.O. Box 7000

                        El Dorado, AR  71731-7000

e.

THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FARS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. THE PARTIES HEREBY AGREE TO SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH ATTN: TECHNICAL STATION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23 (c) (1).

(Signature Page Follows)

            IN WITNESS WHEREOF, the parties hereto have placed their hands on this 30th day of August 2013.

MURPHY OIL CORPORATION                        MURPHY OIL USA, INC.

BY:  /s/ Walter K. Compton                                  BY: /s/ John A. Moore

NAME:   Walter K. Compton                                NAME:    John A. Moore

TITLE: Senior Vice President and General Counsel            TITLE: General Counsel and Secretary

[Interchange Agreement Signature Page]